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                                                                Exhibit 10(a)(5)

                                 FIRST AMENDMENT
                                     TO THE
                              UTILICORP UNITED INC.
                       ANNUAL AND LONG-TERM INCENTIVE PLAN

     This Amendment is adopted as of November 6, 2001, by UtiliCorp United Inc. (the "Company").

     WHEREAS, the Company maintains the UtiliCorp United Inc. Annual and Long-Term Incentive Plan (the "Plan") as amended and restated effective as of August 4, 1998, to encourage and reward the outstanding performance of key employees of the Company and its affiliates who enhance the value of the Company for its stockholders; and

     WHEREAS, the Company desires to amend the Plan to authorize payment in the form of share-based units.

     NOW, THEREFORE, the Plan is amended as follows:

A.   Paragraph 16 of section (A) is amended to read as follows:

     16. "Restricted Stock" shall mean shares of the Company's common stock, or any other award granted pursuant to a Restricted Stock Award, awarded to Participants under the UtiliCorp United Inc. 1986 Stock Incentive Plan, as amended, or any successor plan providing for the grant of Restricted Stock.

B.   This Amendment is effective as of November 6, 2001.

     IN WITNESS WHEREOF, this Amendment is executed as of the day and year first written above.


                                       UTILICORP UNITED INC.
                                       "Company"



                                       By: /s/ Herman Cain
                                           -------------------------------------
                                       Title: Chairman of Compensation Committee
                                              ----------------------------------